UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2023

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Ave.

Sunnyvale, California 94085

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

690 East Middlefield Road

Mountain View, California 94043

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K filed by Synopsys, Inc. (the “Company”) with the Securities and Exchange Commission on April 14, 2023 (the “Original 8-K”). The purpose of this Amendment is to update the disclosure under “Item 5.07 Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding the Company’s determination on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers. No other changes are being made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on April 12, 2023, the Company’s stockholders indicated their preference, on an advisory basis, that an advisory vote on the compensation of the Company’s named executive officers be held every year (“Say-on-Pay”). Based on these advisory vote results, the Company will hold future Say-on-Pay votes every year until the next required non-binding advisory vote on the frequency of Say-on-Pay votes, which is required to occur no later than the Company’s 2029 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: June 16, 2023	By:	/S/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary